UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2004

    BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8739	22-1970303
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

1830 Route 130, Burlington, NJ		08016
(Address of principal Executive offices)		(Zip Code)

Registrant's telephone number, including area code: (609) 387-7800

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

EXHIBIT INDEX
Exhibit No.
99.1	Press Release, dated August 5, 2004, as corrected.

ITEM 12.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On August 5, 2004, the Registrant issued a press release reporting its sales and net income for its fourth quarter and year ended May 29, 2004 and announcing the declaration of a cash dividend. The Registrant also filed a Current Report on Form 8-K in connection with this press release. This amendment is being filed to correct a computational error in the press release. The error was contained in the results of Continuing Operations and Discontinued Operations for the fourth quarter of fiscal 2003 which were used in the comparison of the results of Continuing Operations and Discontinued Operations for the fourth quarter of fiscal 2004 with the results of Continuing Operations and Discontinued Operations for the fourth quarter of fiscal 2003. As corrected, the Net Income from Continuing Operations for the fourth quarter of fiscal 2003 ended May 31, 2003 was $3.1 million, or $0.07 per share, and the Net Loss from Discontinued Operations for the fourth quarter of fiscal 2003 ended May 31, 2003 was $0.4 million, or $0.01 per share. A copy of the corrected press release is attached as an exhibit to this report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
By: /s/ Robert L. LaPenta Robert L. LaPenta Vice President - Chief Accounting Officer

EXHIBIT INDEX
Exhibit No.
99.1	Press Release, dated August 5, 2004, as corrected.